UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☒	Soliciting Material under §240.14a-12

Tabula Rasa HealthCare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was posted to the intranet site of Tabula Rasa HealthCare, Inc. on August 7, 2023.

T-net Global › CEO Corner ›

TRHC to Combine with ExactCare Pharmacy

CEO Corner

Published on August 7, 2023 | 116 views | 1 follower

Brian Adams | President and CEO

TabulaRasa HealthCare®

Exciting news today! We have announced that we intend to combine with ExactCare Pharmacy, a portfolio company of Nautic Partners, which we believe will help further advance our mission to enable simplified and individualized care that improves the health of those we serve. The full announcement, which includes additional details about the terms of the transaction, can be found here.

Please also read my email message if you missed it, here.

An Employee Town Hall will be held today at 10am ET to discuss the announcement further and answer any questions you may have.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Tabula Rasa HealthCare, Inc. (“TRHC”) by Locke Buyer, LLC, an affiliate of Nautic Partners. In connection with the proposed transaction, TRHC intends to file relevant materials with the SEC, including TRHC’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF TRHC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING TRHC’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge within the Investor Relations section of TRHC’s website http://ir.trhc.com or upon request from TRHC’s Investor Relations Department.

Participants in the Solicitation

TRHC and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of TRHC in favor of the proposed transaction. Information about TRHC’s directors and executive officers is set forth in TRHC’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023.  To the extent holdings of TRHC’s securities by its directors or executive officers have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information concerning the interests of TRHC’s participants in the solicitation, which may, in some cases, be different than those of TRHC’s stockholders generally, will be set forth in TRHC’s proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This communication contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements.

These statements are based on the beliefs and assumptions of TRHC’s management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include but are not limited to the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by TRHC’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for TRHC will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require TRHC to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on TRHC ability to attract, motivate or retain key executives and employees,  its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from TRHC’s ongoing business operations; (viii) the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; and (ix) (A) any other risks discussed in Part I, Item 1A, “Risk Factors” in the TRHC’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and (B) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Actual results could differ materially from those anticipated in the forward-looking statements. TRHC disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.